Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-257332, 333-257333, 333-258776, 333-265300 and 333-279675 on Form S-8 of our reports dated May 20, 2025, relating to the financial statements of Doximity, Inc. and the effectiveness of Doximity, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
May 20, 2025